UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2012

Jive Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200

Palo Alto, California 94301

(Address of principal executive offices) (Zip code)

(650) 319-1920

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, the Compensation Committee of the Board of Directors of Jive Software, Inc. approved the 2013 annual compensation for John McCracken, Senior Vice President of Worldwide Sales. Mr. McCracken’s 2013 annual compensation described below will become effective on January 1, 2013.

For 2013, Mr. McCracken’s annual base salary was increased by $50,000, to $275,000. Additionally, Mr. McCracken will have the opportunity to earn monthly commissions based on a sales commission plan (the “2013 Sales Commission Plan”). Mr. McCracken’s target commission amount under the 2013 Sales Commission Plan is $375,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

By:	/s/ Bryan J. LeBlanc
Brian J. LeBlanc
Chief Financial Officer

Dated: December 26, 2012